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                                                                    EXHIBIT 4.17


                    FORM OF REGISTRATION RIGHTS AGREEMENT


Each of America West Holdings Corporation (the "Company") and America West Airlines, Inc. (the "Guarantor") hereby agree, for the benefit of the holders from time to time of the Registrable Securities (as defined below) as follows:

         SECTION 1. DEFINITIONS. As used in this Exhibit, the following terms shall have the following meanings:

         AFFILIATE: An affiliate of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

         AGREEMENT: This Exhibit D to the Indenture, as this Exhibit may be amended, supplemented or modified from time to time in accordance with the terms hereof.

         BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         CLOSING DATE: January 18, 2002.

         COMMON STOCK: The class B common stock, par value $0.01 per share, of the Company or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         COMPANY: America West Holdings Corporation, a Delaware corporation, and any successor entity thereto.

         DAMAGES PAYMENT DATE: Each of the semiannual interest payment dates provided in the Notes.

         EFFECTIVENESS PERIOD: As defined in Section 2(a) hereof.

         EFFECTIVENESS TARGET DATE: The 240th day following the Closing Date.


                                       1.
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         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         FILING DATE: The 120th day after the Closing Date.

         GUARANTOR: America West Airlines, Inc., a Delaware corporation, and any successor entity thereto.

         HOLDER: Each owner of any Registrable Securities.

         INDENTURE: The Indenture, dated as of the date hereof, between the Company and Wilmington Trust Company, as Trustee, pursuant to which the Notes are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         INITIAL PURCHASERS: The initial purchasers of the Notes set forth on
Schedule I hereto.

         LIQUIDATED DAMAGES: As defined in Section 3(a) hereof.

         NOTES: The Company's 7.5% Convertible Senior Notes due 2009.

         NOTICE AND QUESTIONNAIRE: The form of Notice and Questionnaire attached hereto as Exhibit A, as reasonably amended, supplemented, or otherwise modified from time to time by the Company upon reasonable notice to the Holders.

         PROSPECTUS: The prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed in reliance upon Rule 430A), as amended or supplemented by any prospectus supplement, with respect to the resale of any of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

         RECORD HOLDER: (i) with respect to any Damages Payment Date relating to any shares of Common Stock as to which any such Liquidated Damages have accrued, the registered Holder of such shares 15 days prior to the next succeeding Damages Payment Date; and (ii) with respect to any Damages Payment Date relating to any Notes as to which any such Liquidated Damages has accrued, the registered Holder of such Notes 15 days prior to the next succeeding Damages Payment Date.

         REGISTRABLE SECURITIES: The Notes and such shares of Common Stock issued or issuable (whether currently or in the future) upon conversion of such Notes (including any shares of Common Stock issued or issuable thereon upon any stock split, stock combination, stock dividend or the like), upon original issuance thereof and at all times subsequent thereto, and associated related rights, including the Guaranty, until the earliest of (i) the date on which the resale thereof has been effectively registered under the Securities Act and such securities have been disposed of in accordance with the Registration Statement relating thereto, (ii) the date on which such securities have been distributed to the public pursuant to Rule 144 or are saleable

                                       2.
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pursuant to paragraph (k) of Rule 144 or (iii) the date on which such securities cease to be outstanding.

         REGISTRATION DEFAULT: As defined in Section 3(a) hereof.

         REGISTRATION STATEMENT: Any registration statement of the Company filed with the SEC pursuant to the Securities Act that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

         REQUIRED HOLDERS: Registered Holders of a number of shares of then outstanding Common Stock constituting Registrable Securities and an aggregate amount of then outstanding Notes constituting Registrable Securities, such that the sum of such shares of Common Stock and the shares of Common Stock issuable (whether currently or in the future) upon conversion of such Notes constitutes in excess of 50% of the sum of all of the then outstanding shares of Common Stock constituting Registrable Securities and the number of shares of Common Stock issuable (whether currently or in the future) upon conversion of then outstanding Notes constituting Registrable Securities. For purposes of the preceding sentence, Registrable Securities owned, directly or indirectly, by the Company or its Affiliates shall not be deemed outstanding.

         REQUISITE INFORMATION: As defined in Section 2(c) hereof.

         RULE 144: Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 144A: Rule 144A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 415: Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 424: Rule 424 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         RULE 430A: Rule 430A promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any successor rule or regulation.

         SEC: The Securities and Exchange Commission, or any successor governmental agency or authority thereto.

         SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the SEC thereunder.


                                       3.
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         TRANSFER AGENT: The registrar and transfer agent for the Company's
Common Stock.

         TRUSTEE: The trustee under the Indenture.

         SECTION 2. REGISTRATION STATEMENT.

            (a) REGISTRATION RIGHTS. Subject to the conditions set forth in
Section 2(c), the Company and the Guarantor, at their own expense, agree to, jointly and severally, file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Common Stock and Notes constituting Registrable Securities. The Company shall use best efforts to cause the Registration Statement to be filed as soon as practicable but in no event later than the Filing Date. The Registration Statement shall be on Form S-3 under the Securities Act or another appropriate form selected by the Company or the Guarantor permitting registration of such Registrable Securities for resale by the Holders in the manner or manners reasonably designated by the Holders. The Company and the Guarantor shall use best efforts to cause the Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable following the filing thereof, but in any event not later than the Effectiveness Target Date, and to keep such Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that is two years (or for such longer period if extended pursuant to Section 2(d) below) after the effective date (the "Effectiveness Period"), (ii) the date when the Holders of Registrable Securities are able to sell all such securities immediately without restriction pursuant to the volume limitation provisions of Rule 144 under the Securities Act or any successor rule thereto or otherwise, or (iii) the sale pursuant to the Registration Statement of all securities registered thereunder.

            (b) SUPPLEMENTS AND AMENDMENTS. The Company and the Guarantor shall use best efforts to keep any Registration Statement continuously effective by supplementing and amending such Registration Statement if so required by the rules, regulations or instructions applicable to the registration form used for such Registration Statement, if required by the Securities Act or if reasonably requested by the Required Holders or by any underwriter of such Registrable Securities. If the Registration Statement under Section 2(a) ceases to be available for use by the Holders because the Company no longer qualifies to use such form of registration statement, the Company shall be required to file as promptly as reasonably practicable a new Registration Statement on an appropriate form and its obligations hereunder shall continue to apply in all respects.

            (c) SELLING SECURITYHOLDER INFORMATION. Each Holder wishing to register to sell Registrable Securities pursuant to the Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire, in a timely manner, that confirms such Holder's agreement to be bound by the terms of this Agreement and includes such information regarding it and the distribution of its Registrable Securities as is required by law to be disclosed by the Holder in the Registration Statement (the "Requisite Information") to the Company prior to any intended distribution of Registrable Securities under the Registration Statement. Neither the Company nor the Guarantor shall be required to include in the Registration Statement and related Prospectus the Registrable Securities of any Holder that does not provide the Company with a Notice and Questionnaire in accordance with this Section 2(c). If such completed Notice and Questionnaire is received by the Company before 10 days prior to the effective date of the


                                       4.
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Registration Statement, such Holder shall be entitled to have its Registrable
Securities included in the Registration Statement at the effective date thereof. If such completed Notice and Questionnaire is received thereafter, the Company will use best efforts to include such Holder's Registrable Securities as promptly as reasonably practicable thereafter, subject to the last two sentences of the next paragraph.

         Subject to the last two sentences of this paragraph, the Company and the Guarantor shall, jointly and severally, use best efforts to file, as soon as practicable after the receipt of a Notice and Questionnaire from any Holder which includes the Requisite Information or any changes in the Requisite Information with respect to such Holder (including, without limitation, any changes in the plan of distribution), a Prospectus supplement pursuant to Rule 424 or otherwise amend or supplement such Registration Statement to include in the Prospectus the Requisite Information as to such Holder (and the Registrable Securities held by such Holder), and the Company shall provide such Holder a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Registrable Securities and to file the same with the SEC. Each Holder shall promptly notify the Company of any material changes to the Requisite Information contained in the Notice and Questionnaire provided to the Company by such Holder. Notwithstanding the foregoing, following the effective date of the Registration Statement, the Company shall not be required to file more than one such supplement or post-effective amendment to reflect changes in the amount of Notes or Common Stock constituting Registrable Securities held by any particular Holder in any 30-day period. The Company may take reasonable steps to aggregate the addition of Registrable Securities of more than one Holder for purposes of filing amendments to any Registration Statement or supplements to the Prospectus so as to reduce the need for multiple amendments or supplements; provided that the Company shall not use this sentence to delay the filing of any amendment or supplement beyond such 30-day period.

            (d) MATERIAL EVENTS; SUSPENSION OF SALES. Notwithstanding the provisions contained in this Section 2, with respect to the Registration Statement the Company and the Guarantor may (for a period not to exceed 60 consecutive days, and not in any event to exceed 90 days in the aggregate, during any 12 month period) suspend use of such Registration Statement at any time if, and for so long as, the continued effectiveness thereof would require the Company or the Guarantor to disclose a material financing, acquisition, other transaction or other material non-public information, which disclosure the Board of Directors of the Company or the Guarantor shall have determined in good faith is not in the best interests of the Company, the Guarantor and the Company's stockholders. The Company shall notify each registered Holder, the Trustee, the Transfer Agent and the managing underwriters, if any, that the use of the Prospectus is to be suspended until the Company shall deliver a written notice that the use of the Prospectus may be resumed. During such suspension the use of the Prospectus shall be suspended, and neither the Company nor the Guarantor shall be required to maintain the effectiveness of, or amend or update the Registration Statement, or amend or supplement the Prospectus.

            (e) ADDITIONAL AGREEMENTS OF HOLDERS. Each Holder agrees not to dispose of Registrable Securities pursuant to the Registration Statement without complying with the prospectus delivery requirements under the Securities Act and the provisions of paragraph (d)

                                       5.
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above regarding use of the Prospectus. Each Holder further agrees that it will comply fully with applicable federal and state securities laws in connection with the distribution of any Registrable Securities pursuant to the Registration Statement. Each Holder further acknowledges having been advised by the Company and the Guarantor that applicable federal securities laws prohibit Holders from trading in securities of the Company or the Guarantor at any time while in possession of material non-public information about the Company or the Guarantor.

         SECTION 3. LIQUIDATED DAMAGES.

            (a) The Company, the Guarantor and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 hereof and that it would not be possible to ascertain the extent of such damages with precision. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder under the circumstances and to the extent set forth below:

                 (i) if the Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Target Date;

                 (ii) the aggregate duration of any suspension periods exceeds the number of days permitted by Section 2(d) hereof; or

                 (iii) the Registration Statement ceases to be effective or the Prospectus ceases to be usable at any time during the Effectiveness Period without being succeeded within 30 days by a post-effective amendment or supplement to such Registration Statement or Prospectus that cures such failure to be effective or useable, as the case may be, and that is itself, in the case of post-effective amendment, declared effective within a reasonable period of time (each of the foregoing events in clauses (i), (ii) and (iii), a "Registration Default").

            (b) In the event of a Registration Default, commencing on (and including) the date immediately following the date of any Registration Default and ending on (but excluding) the date on which the Registration Default is cured, the Company and the Guarantor agree to pay, as liquidated damages and not as a penalty, an amount payable on the Damages Payment Dates to the Record Holders of then outstanding Notes and Common Stock constituting Registrable Securities, as the case may be, at a rate per annum equal to one-quarter of one percent (0.25%) for the first 90-day period following such Registration Default, and thereafter at a rate per annum equal to one-half of one percent (0.5%) of the aggregate applicable principal amount of the then outstanding Notes or of the Notes converted to then outstanding shares of Common Stock. Following the cure of a Registration Default, Liquidated Damages will cease to accrue with respect to such Registration Default. All accrued Liquidated Damages shall be paid to the holders of (i) Notes constituting Registrable Securities, pursuant to the terms of the Indenture with respect to the payment of interest; and (ii) shares of Common Stock constituting Registrable Securities, in the same manner as interest payments on the Notes pursuant to the terms of the Indenture, on semiannual payment dates that correspond to the semiannual interest payment dates for the Notes. The parties hereto agree and acknowledge that the payment of Liquidated Damages to holders of Common Stock upon a Registration Default pursuant to this Agreement shall not be a dividend on such shares of Common Stock.


                                       6.

            (c) Liquidated Damages shall be paid by the Company to the Record Holders of the Notes or Common Stock constituting Registrable Securities; provided, however, that any Liquidated Damages accrued with respect to any Notes or portion thereof called for redemption on a redemption date, repurchased on a repurchase date, or converted into shares of Common Stock on a conversion date, as the case may be, after the 15th day prior to the Damages Payment Date shall, in any such event, be paid nonetheless to the Record Holder of such Registrable Securities.

         SECTION 4. REGISTRATION PROCEDURES. In connection with the Company's and the Guarantor's registration obligations hereunder, the Company and the Guarantor shall effect such registrations on the appropriate form selected by the Company or the Guarantor to permit the resale of Registrable Securities in accordance with the Holder's intended method or methods of disposition thereof, and pursuant thereto the Company and the Guarantor shall as expeditiously as reasonably possible:

            (a) Furnish to the Holders and the managing underwriters, if any, copies of all such documents proposed to be filed (excluding, unless requested, those documents incorporated or deemed to be incorporated by reference and then only to the Holder who so requested) and use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Holders may reasonably propose. Neither the Company nor the Guarantor shall file any such Registration Statement or related Prospectus or any amendments or supplements thereto (excluding any document that would be incorporated or deemed incorporated by reference) to which the Holder or the managing underwriters, if any, shall reasonably object in writing (by hand-delivery, courier guaranteeing overnight delivery or telecopy) within five Business Days after the receipt of such documents. Notwithstanding the foregoing, neither the Company nor the Guarantor shall be required to furnish to the Holders or the managing underwriters, if any, any amendments or supplements to the Registration Statement or Prospectus filed solely to reflect changes to the amount of Notes or Common Stock constituting Registrable Securities held by any particular Holder or immaterial revisions to the information contained therein.

            (b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period set forth in Section 2(a) hereof; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and Prospectus during such period in accordance with the intended method or methods of disposition by the Holder set forth in such Registration Statement as so amended or in such Prospectus as so supplemented including, without limitation, the filing of any Prospectus supplement pursuant to Rule 424 in order to add or change any selling security holder information (including any such supplements or amendments pursuant to Section 2(c) hereof, provided such Holder to which such change applies complies with the Requisite Information requirements of Section 2(c) hereof in a timely manner).


                                       7.
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            (c) Notify the Holders and the managing underwriters, if any, promptly and, if requested by any such person, confirm such notice in writing:

                 (i) (A) when a Prospectus or any Prospectus supplement or post-effective amendment is proposed to be filed and (B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective;

                 (ii) of any written comments from the SEC with respect to any filing and of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information related thereto;

                 (iii) of the issuance by the SEC, any state securities commission, any other governmental agency or any court of any stop order, order or injunction suspending or enjoining the use or effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                 (iv) of the receipt by the Company or the Guarantor of any notification with respect to the suspension of qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

                 (v) of the existence of any fact or the happening of any event during the Effectiveness Period that makes any statement of material fact made in such Registration Statement or related Prospectus untrue in any material respect, or that requires the making of any changes in such Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and that, in the case of the Prospectus, such Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                 (vi) of the determination by the Company or the Guarantor that a post effective amendment to the Registration Statement will be filed with the SEC.

            (d) Use commercially reasonable efforts to obtain the withdrawal of any stop order or order enjoining or suspending the use or effectiveness of a Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

            (e) If reasonably requested by the Required Holders, or managing underwriters, if any, to:

                 (i) promptly include in a Prospectus supplement or post-effective amendment such information as the Required Holders or managing underwriters, if any, may reasonably request to be included therein; and


                                       8.
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                 (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be included in such Prospectus supplement or post-effective amendment.

            (f) Furnish to each Holder who so requests, and each managing underwriter, if any, without charge, at least one copy of the Registration Statement and each amendment thereto (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits, unless requested in writing by such Holder or any managing underwriter and then only to the person who so requested).

            (g) Deliver to each Holder and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such persons may reasonably request; and, unless the Company or the Guarantor shall have given notice to such Holder or underwriter pursuant to Section 2(d), the Company and the Guarantor hereby consent to the use of such Prospectus, and each amendment or supplement thereto, by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities, use all reasonable efforts to register or qualify, or cooperate with the Holders of Registrable Securities to be sold or tendered or the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder or underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things legally necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that neither the Company nor the Guarantor shall be required to qualify generally to do business in any jurisdiction where it is not then so qualified, take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company or the Guarantor to any tax in any such jurisdiction where it is not then so subject.

            (i) In connection with any sale or transfer of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the Holders and the managing underwriters, if any, to
(i) facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold (unless the same shall be in book-entry form), which certificates shall not bear any restrictive legends, unless required by applicable securities laws, shall bear a CUSIP number different from the CUSIP number for the Registrable Securities and shall be in a form eligible for deposit with the Depositary Trust Company, and (ii) enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Registrable Securities.


                                       9.

            (j) Use best efforts to cause the offering of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the Holder or managing underwriter, if any, to consummate the disposition of such Registrable Securities; provided, however, that neither the Company nor the Guarantor shall be required to register the Registrable Securities in any jurisdiction that would require the Company or the Guarantor to qualify to do business in any jurisdiction where it is not then so qualified, subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company or the Guarantor to any tax in any such jurisdiction where it is not then so subject.

            (k) Upon the occurrence of any event contemplated by Section 4(c)(iv) hereof, as promptly as reasonably practicable (subject to any suspension of sales pursuant to Section 2(d) hereof), prepare a supplement or amendment, including, if appropriate, a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except, upon occurrence of an event contemplated by paragraph (v) of Section 4(c) above, to the extent that the Company and the Guarantor determine in good faith that the disclosure of such event at such time would not be in the best interests of the Company or the Guarantor and the Company's stockholders, provided that any such delay in disclosure pursuant to this Section 4(k) shall be considered a suspension of the Registration Statement subject to the limitation in Section 2(d)).

            (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, to provide a CUSIP number for the Registrable Securities to be sold pursuant to the Registration Statement.

            (m) Enter into such agreements (including any underwriting agreements in form, scope and substance as may be reasonably requested and as are customary in underwritten offerings) and take all such other appropriate actions in connection therewith (including those reasonably requested by the managing underwriters, if any, or the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the sale of such Registrable Securities. In connection with any underwritten offering, the Company and the Guarantor will:

                 (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and the Guarantor and their subsidiaries (including with respect to businesses or assets acquired or to be acquired by any of them), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

                 (ii) obtain, as may reasonably be required, opinions of counsel to the Company and the Guarantor (which may include in-house counsel) and updates thereof (which

                                      10.

counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any), addressed to each selling Holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings (including any such matters as may be reasonably requested by such underwriters);

                 (iii) obtain, as may reasonably be required, customary "cold comfort" letters and updates thereof from the independent certified public accountants of the Company and the Guarantor (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or the Guarantor or of any business acquired by the Company or the Guarantor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed (where reasonably possible) to each selling Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and

                 (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in interest of the Registrable Securities being sold or the managing underwriters, if any, to evidence the continued validity of the representations and warranties made pursuant to clause
(i) of this Section 4(m) and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantor;

            (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, consultant or accountant retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantor and their subsidiaries (other than records and documents that the Company and the Guarantor and their subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) as they may reasonably request, and cause the officers, directors, agents and employees of the Company and the Guarantor and their subsidiaries to supply all information (other than information that the Company and the Guarantor and their subsidiaries agreed contractually not to disclose and the disclosure of which would violate any such contractual agreement) in each case reasonably requested by any such representative, underwriter, attorney, consultant or accountant in connection with such Registration Statement and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties thereto by one counsel designated by and on behalf of such Holders and other parties and provided further, that such persons shall first agree in writing with the Company and the Guarantor that any information that is reasonably and in good faith designated by the Company or the Guarantor as confidential at the time of delivery or inspection (as the case may be) of such information shall be kept confidential by such persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities; (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection

                                      11.

with the filing of any Registration Statement or the use of any Prospectus);
(iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by any such person; or (iv) such information becomes available to any such person from a source other than the Company or the Guarantor and such source is not known to be bound by a confidentiality agreement.

            (o) Use all reasonable efforts to cause the Indenture to be qualified under the TIA not later than the effective date of the Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of Notes or Common Stock constituting Registrable Securities to effect such changes to the Indenture, if any, as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use all reasonable efforts to cause the Trustee to execute, all customary documents as may be required to effect such changes, and all other forms and documents (including Form T-1) required to be filed with the SEC to enable the Indenture to be so qualified under the TIA in a timely manner.

            (p) (i) list all shares of Common Stock covered by any Registration Statements on any securities exchange on which the Common Stock is then listed; or (ii) authorize for quotation on the National Market of the National Association of Securities Dealers Automated Quotation System ("Nasdaq") all Common Stock covered by all such Registration Statements if the Common Stock is then so authorized for quotation.

            (q) Make all reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD").

         SECTION 5. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantor shall be borne by it whether or not any Registration Statement is filed or becomes effective. The fees and expenses referred to in the foregoing sentence shall include:

            (a) all registration, filing, securities exchange listing, rating agency and New York Stock Exchange fees and expenses;

            (b) printing expenses (including, without limitation, printing Prospectuses if the printing of Prospectuses is required by the managing underwriters, if any, or by the Holders of a majority in interest of the Registrable Securities);

            (c) messenger, copying, telephone and delivery expenses;

            (d) reasonable fees and disbursements of counsel for the Company and the Guarantor;

            (e) fees and disbursements of all independent certified public accountants referred to in Section 4(m)(iii) including, without limitation, the expenses of any special audits or "cold comfort" letters required by Section 4(m)(iii);


                                      12.

            (f) fees and expenses of all other persons retained by the Company or the Guarantor;

            (g) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws of all jurisdictions in which the Registrable Securities are to be registered and any legal fees and expenses incurred in connection with the blue sky qualifications of the Registrable Securities and the determination of their eligibility for investment under the laws of all such jurisdictions; and

            (h) the reasonable fees and disbursements incurred by the Holders of the Registrable Securities being registered (including, without limitation, the reasonable fees and disbursements for one counsel or firm of counsel selected by the Holders of a majority in interest of the Registrable Securities being registered).

Notwithstanding anything in this Agreement to the contrary, the Holders shall be responsible for all expenses customarily borne by selling securityholders (including underwriting discounts, commissions and fees and expenses of counsel to the selling Holders to the extent not required to be paid pursuant to clause
(h) above).

         SECTION 6. INDEMNIFICATION.

            (a) Each of the Company and the Guarantor agrees, jointly and severally, to indemnify and hold harmless each Holder of Registrable Securities, such Holder's affiliates, and their respective officers, directors, employees, representatives and agents and each person, if any, who controls any Holder of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim or damage arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim or damage arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, further, that this indemnity agreement shall not apply to any loss, liability, claim or damage (i) arising from an offer or sale of Registrable Securities occurring during any suspension of sales pursuant to
Section 2(d), (provided that the Company has given to the Holder notice of such suspension prior to such offer or sale) or (ii) if the Holder fails to deliver at or prior to the written confirmation of sale, the most recent Prospectus, as amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact (provided that the Company has delivered to such Holder, or otherwise given notice to such Holder of the existence of, such most recent Prospectus, as supplemented or amended). Any amounts advanced by the Company or the

                                      13.

Guarantor to an indemnified party pursuant to this Agreement shall be returned to the Company or the Guarantor if it shall be finally determined in a judgment by a court of competent jurisdiction not subject to appeal, that such indemnified party was not entitled to indemnification.

            (b) In connection with the preparation of the Registration Statement in which a Holder of Registrable Securities is participating in furnishing information relating to such Holder of Registrable Securities to the Company or the Guarantor for use in such Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto, each such Holder agrees, severally and not jointly, to indemnify and hold harmless any other Holders of Registrable Securities, the Company and the Guarantor, their affiliates their respective officers, directors, employees representatives and agents and each person, if any, who controls such other Holders, the Company or the Guarantor within the meaning of either such Section, against any and all loss, liability, claim or damage described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Guarantor by or on behalf of such Holder of Registrable Securities (which also acknowledges the indemnity provisions herein) or any person, if any, who controls any such Holder of Registrable Securities expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Holders of Registrable Securities, and all persons, if any, who control the Holders of Registrable Securities within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, collectively (unless representation of all Holders and such parties by the same counsel would be inappropriate due to actual or potential differing interests between or among them), and (b) the fees and expenses of more than one separate firm (in addition to any local counsel), for the Company and the

                                      14.

Guarantor and each person, if any, who controls the Company or the Guarantor within the meaning of either such Section, and that all fees and expenses payable under (a) and (b) above shall be reimbursed as they are incurred. In the case of any such separate firm for the Holders of Registrable Securities, and control persons of the Holders of Registrable Securities, such firm shall be designated by the Required Holders and shall be reasonably acceptable to the Company and the Guarantor. In the case of any such separate firm for the Company and the Guarantor and control persons of the Company or the Guarantor, such firm shall be reasonably acceptable to the Holders of a majority in interest of the Registrable Securities. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnified party shall, without the prior written consent of the indemnifying party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 (whether or not the indemnified parties are actual or potential parties thereto).

            (d) If the indemnification to which an indemnified party is entitled under this Section 6 is for any reason unavailable to or insufficient although applicable in accordance with its terms to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative fault of the Company or the Guarantor on the one hand and the Holders of the Registrable Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantor or by the Holder of the Registrable Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                                      15.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(d). The aggregate amount of losses, liabilities, claims, damages, and expenses incurred by an indemnified party and referred to above in this Section 6(d) shall be deemed to include any out-of-pocket legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 6, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission to alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         The remedies provided in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         For purposes of this Section 6(d), each person, if any, who controls any Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Holder, and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Guarantor, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled, compromised, or with respect to which the party requesting contribution consented to the entry of a judgment, without such party's written consent, which consent shall not be unreasonably withheld or delayed.

            (e) The Company and the Guarantor may require as a condition to including the Registrable Securities in the Registration Statement, and to entering into any underwriting agreement with respect thereto, that the Company and the Guarantor shall have received an undertaking from the Holder and such underwriter to comply with the provisions of this Section 6.

            (f) The agreements contained in this Section 6 shall survive the transfer or sale of the Registrable Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.



         SECTION 7. INFORMATION REQUIREMENTS.


                                      16.

            (a) Each of the Company and the Guarantor agree that, if at any time before the end of the Effectiveness Period the Company or the Guarantor, as the case may be, is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and use reasonable efforts to take such further reasonable action as any Holder of Registrable Securities may reasonably request in writing to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act (or any similar rule or regulation hereafter adopted by the SEC) and customarily taken in connection with sales pursuant to such exemptions, including, without limitation, making available adequate current public information within the meaning of paragraph (c)(2) of Rule 144 and delivering the information required by paragraph (d) of Rule 144A. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company or the Guarantor to register any of its securities under any section of the Exchange Act.

            (b) Each of the Company and the Guarantor shall file reports required to be filed by it under the Exchange Act and the New York Stock Exchange or any other securities exchanges or markets on which the Common Stock is listed or quoted.

         SECTION 8. UNDERWRITTEN REGISTRATION. If any of the Registrable Securities covered by the Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be investment bankers of recognized national standing selected by the Required Holders, subject to the consent of the Company and the Guarantor (which will not be unreasonably withheld or delayed). No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Registrable Securities on the basis reasonably provided in any underwriting arrangements approved by the Required Holders; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably required under the terms of such underwriting arrangements. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated on a pro rata basis.

         SECTION 9. MISCELLANEOUS.

            (a) OTHER REGISTRATION RIGHTS. The Company and the Guarantor may in the future grant registration rights that would permit any person that is a third party the right to piggy-back on the Registration Statement; provided, however, that if the managing underwriter, if any, of such offering notifies the Holders that the total amount of Registrable Securities which they and the holders of such piggy-back rights intend to include in the Registration Statement is so large as to materially adversely affect the success of such offering (including the price at which such securities can be sold), then only the amount, the number or kind of securities offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number or kind recommended by the managing underwriter and the amount of Registrable Securities to be included shall not be reduced.


                                      17.

            (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor the Guarantor has entered or shall enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or the Guarantor's other issued and outstanding securities under any such agreements.

            (c) NO ADVERSE ACTION AFFECTING THE REGISTRABLE SECURITIES. Neither the Company nor the Guarantor will take any action with respect to the Registrable Securities which would adversely affect the ability of any of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

            (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof, may not be given, without the written consent of the Company and the Guarantor and Holders of a majority in interest of Registrable Securities, provided, however, that, for the purposes of this Agreement, Registrable Securities that are owned, directly or indirectly, by either the Company, the Guarantor or an Affiliate of the Company or the Guarantor are not deemed outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to the Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in interest of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence. Each Holder of Registrable Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 9(d), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

            (e) NOTICES. All notices and other communications provided for herein or permitted hereunder shall be made in writing by hand-delivery, courier guaranteeing overnight delivery, certified first-class mail, return receipt requested, or telecopy and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, (iii) one Business Day after being deposited with such courier, if made by overnight courier or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

                 (i) if to a Holder, to the address of such Holder as it appears in the Notice and Questionnaire, or, if not so specified, in the Common Stock or Notes register of the Company, as applicable. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.


                                      18.

                 (ii) if to the Company or the Guarantor to:

                        AMERICA WEST HOLDINGS CORPORATION
                        111 West Rio Salado Parkway
                        Tempe, AZ 85281
                        Telephone No.  (480) 693-0800
                        Facsimile No.  (480) 693-5932
                        Attention:  Vice President and General Counsel

                        With a copy to:

                        COOLEY GODWARD LLP
                        One Maritime Plaza, 20th Floor
                        San Francisco, CA 94111
                        Telephone No. (415) 693-2000
                        Facsimile No. (415) 951-3699
                        Attention:  Samuel M. Livermore

                 (iii) If to an Initial Purchaser, to the address of such Initial Purchaser set forth on Schedule I.

            (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of each existing and future Holder. Neither the Company nor the Guarantor may assign its rights or obligations hereunder without the prior written consent of the Holders of a majority in interest of the Registrable Securities, other than by operation of law pursuant to a merger or consolidation to which the Company or the Guarantor is a party.

            (g) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            (h) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

            (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

            (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the

                                      19.

agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company and the Guarantor with respect to the Registrable Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company and the Guarantor with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties solely with respect to such registration rights.

            (k) TERMINATION. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 4, 5 or 6 hereof.

            (l) SPECIFIC PERFORMANCE. The Company and the Guarantor agree that, to the extent permitted by law, (i) the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that in the event of a breach by the Company or the Guarantor would not be an adequate remedy; and (ii) the Holders shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which they may be entitled at law or in equity.


                                      20.

                                   SCHEDULE I

                         Schedule of Initial Purchasers


                                      21.

                   EXHIBIT A TO REGISTRATION RIGHTS AGREEMENT

                            Notice and Questionnaire


                                       22.